As filed with the Securities and Exchange Commission on April 2, 1999

                                                      Registration No. 333-72507

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                     --------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                         FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           THE PEOPLES HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

                     ---------------------------------------


           MISSISSIPPI                          6712                     64-0676974
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)       Classification Code Number)    Identification No.)

                                 209 Troy Street
                         Tupelo, Mississippi 38801-4827
                                 (601) 680-1001

                    ----------------------------------------
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                    -----------------------------------------

                                  John W. Smith
                           The Peoples Holding Company
                                 209 Troy Street
                         Tupelo, Mississippi 38801-4827
                                 (601) 680-1001

                    ----------------------------------------

                                    Copy To:
                           J. Franklin McCreary, Esq.
                            Gerrish & McCreary, P.C.
                       222 Second Avenue North - Suite 424
                           Nashville, Tennessee 37201
                                 (615) 251-0900
                           (615) 251-0975 (Facsimile)

                             CONSUMMATION OF MERGER

         The Merger of Inter-City Federal Bank for Savings, Louisville, Mississippi, with and into The Peoples Bank & Trust Company, Tupelo, Mississippi (the "Merger") was consummated effective at the close of business on March 26, 1999.

         In connection with the Merger, the Registrant issued 347,382 of the 347,405 shares registered pursuant to Registration Statement No. 333-72507.

                     REMOVAL FROM REGISTRATION OF SECURITIES

         The purpose of this Post-Effective Amendment No. 1 is to remove from registration the 23 shares that were not issued pursuant to the Merger.

                [THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on April 1, 1999.


                                      THE PEOPLES HOLDING COMPANY



                                      By:  /s/  John W. Smith
                                         --------------------------------------
                                          John W. Smith
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.


Dated: April 1, 1999                          /s/  John W. Smith
                                         ------------------------------------------------
                                         John W. Smith
                                         President and Director (Chief Executive Officer)

Dated: April 1, 1999                            /s/  Robert C. Leake                    *
                                         -------------------------------------------------
                                         Robert C. Leake, Director

Dated: April 1, 1999                            /s/  William M. Beasley                 *
                                         -------------------------------------------------
                                         William M. Beasley, Director

Dated: April 1, 1999                            /s/  George H. Booth, III               *
                                         -------------------------------------------------
                                         George H. Booth, III, Director

Dated: April  , 1999
                                         -------------------------------------------------
                                         Frank B. Brooks, Director

Dated: April  , 1999
                                         -------------------------------------------------
                                         John M. Creekmore, Director

Dated: April 1, 1999                              /s/  Marshall H. Dickerson            *
                                         -------------------------------------------------
                                         Marshall H. Dickerson, Director

Dated: April  , 1999
                                         -------------------------------------------------
                                         A.M. Edwards, Jr., Director

Dated: April 1, 1999                           /s/  Eugene B. Gifford, Jr.             *
                                         -------------------------------------------------
                                         Eugene B. Gifford, Jr., Director

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

Dated: April 1, 1999                         /s/  C. Larry Michael                   *
                                     ---------------------------------------------------
                                     C. Larry Michael, Director

Dated: April 1, 1999                       /s/  Jimmy S. Threldkeld                  *
                                     ---------------------------------------------------
                                     Jimmy S. Threldkeld, Director

Dated: April 1, 1999                       /s/  J. Heywood Washburn                  *
                                     ---------------------------------------------------
                                     J. Heywood Washburn, Director

Dated: April  , 1999
                                     ---------------------------------------------------
                                     Robert H. Weaver, Director

Dated: April  , 1999
                                     ----------------------------------------------------
                                     J. Larry Young, Director

Dated: April 1, 1999                        /s/  Stuart R. Johnson
                                     ----------------------------------------------------
                                     Stuart R. Johnson, Executive Vice President
                                     And Chief Financial Officer

*By John W. Smith, Attorney-in-Fact





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